                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


                                        AMENDMENT NO. 1 dated as of June 25,
                                2003 (this "Amendment"), to the Credit Agreement dated as of May 20, 2003 (the "Credit Agreement"), among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation ("JCI"), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("DCJ" and, together with JCI, the "Borrowers"), JAFRA WORLDWIDE HOLDINGS (LUX) S.AR.L., a societe a responsibilite limitee organized under the laws of Luxembourg ("Parent"), the several banks and financial institutions party to the Credit Agreement (the "Lenders"), the Issuing Bank (as defined therein) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent").

               A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended, and have agreed to extend, credit to the Borrowers.

               B. The parties to the Credit Agreement wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

               C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

               Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

               SECTION 1. Amendment. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of the term "Required Lenders" in its entirety and replacing it with the following definition:

               "Required Lenders" shall mean, at any time, at least two Lenders (so long as there shall be two or more Lenders) having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing an aggregate of more than 50% of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time; provided, however, that if (i) Credit Suisse First Boston and Merrill Lynch Capital Corporation and their respective Affiliates shall together constitute the Required Lenders as provided above and (ii) there are three or more Lenders other than Credit Suisse First Boston, Merrill Lynch Capital Corporation and their respective Affiliates, then the Required Lenders must include at least one Lender (if any) that is not an Affiliate of Credit Suisse First Boston or Merrill Lynch Capital Corporation. For purposes of determining the Required Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Exchange Rates in effect on the most recent Calculation Date.

               SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment that, when taken together, bear the signatures of Parent, the Borrowers, the Administrative Agent and each of the Lenders party to the Credit Agreement.

               SECTION 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Parent or either Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

               SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

               SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

               SECTION 6. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Credit Agreement.

               SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                        JAFRA COSMETICS INTERNATIONAL, INC.,
                                        By

                                            /s/ Ronald B. Clark
                                            ------------------------------------
                                            Name: Ronald B. Clark
                                            Title: Chief Executive Officer

                                        DISTRIBUIDORA COMERCIAL JAFRA S.A.
                                        DE C.V.,
                                        by

                                            /s/ Ronald B. Clark
                                            ------------------------------------
                                            Name: Ronald B. Clark
                                            Title: Chief Executive Officer

                                        JAFRA WORLDWIDE HOLDINGS (LUX) S.AR.L.,
                                        by

                                            /s/ Ralph S. Mason, III
                                            ------------------------------------
                                            Name: Ralph S. Mason, III
                                            Title: Fonde de pouvoir

                                        By
                                            /s/ Michael A. DiGregorio
                                            ------------------------------------
                                            Name: Michael A. DiGregorio
                                            Title: Fonde de pouvoir

                                        CREDIT SUISSE FIRST BOSTON, acting
                                        through its Cayman Islands Branch,
                                        individually and as Administrative
                                        Agent,

                                        By

                                            /s/ Karl M. Studer
                                            ------------------------------------
                                            Name: Karl M. Studer
                                            Title: Director

                                        By

                                            /s/ Ian W. Nalitt
                                            ------------------------------------
                                            Name: Ian W. Nalitt
                                            Title: Associate

                                        MERRILL LYNCH CAPITAL CORPORATION,
                                        By

                                            /s/ Cecile Baker
                                            ------------------------------------
                                            Name: Cecile Baker
                                            Title: Vice President

                                        Signature Page to Amendment No. 1 dated
                                        as of June 25, 2003






        Name of Lender: Natexis Banques Populaires

        By

                 /s/ Frank H. Madden, Jr.
                 -------------------------------------------
                 Name: Frank H. Madden, Jr.
                 Title:   Vice President & Group Manager

        By

                 /s/ Michael J. Storms

                 -------------------------------------------
                 Name: Michael J. Storms
                 Title:   Associate